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                                 EXHIBIT (21)

                        SUBSIDIARIES OF THE REGISTRANT

                                  Percentage              State of
Subsidiaries (1)                  Owned                   Incorporation
- -----------------------------------------------------------------------
Nantucket Bank                     100%                  Massachusetts

N.B. Securities, Inc. (2)          100%                  Massachusetts

(1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.

(2)  This subsidiary is wholly-owned by Nantucket Bank.